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                                                                   EXHIBIT 10.11

                                 PROMISSORY NOTE

$200,000                                                            May 22, 1998

         For Value Received, the undersigned hereby unconditionally promises to pay to the order of Hollis-Eden Pharmaceuticals, Inc., a Delaware corporation (the "Company"), at its principal executive offices, or at such other place as the holder hereof may designate in writing, in lawful money of the United States of America and in immediately available funds, the principal sum of Two Hundred Thousand Dollars ($200,000) together with interest accrued from the date hereof on the unpaid principal at the rate of 5.5% per annum, or the maximum rate permissible by law (which under the laws of the State of California shall be deemed to be the laws relating to permissible rates of interest on commercial loans), whichever is less, as follows:

                  Principal Repayment. The outstanding principal amount hereunder shall be due and payable in full five years from the date of this Note; and

                  Interest Payments. Interest shall be payable annually in arrears and shall be calculated on the basis of a 360-day year for the actual number of days elapsed.

         If the undersigned fails to pay any of the principal and accrued interest when due, the Company, at its sole option, shall have the right to accelerate this Note, in which event the entire principal balance and all accrued interest shall become immediately due and payable, and immediately collectible by the Company pursuant to applicable law.

         This Note may be prepaid at any time without penalty. All money paid toward the satisfaction of this Note shall be applied first to the payment of interest as required hereunder and then to the retirement of the principal.

         The undersigned hereby waives presentment, protest and notice of protest, demand for payment, notice of dishonor and all other notices or demands in connection with the delivery, acceptance, performance, default or endorsement of this Note.

         The holder hereof shall be entitled to recover, and the undersigned agrees to pay when incurred, all costs and expenses of collection of this Note, including without limitation, reasonable attorneys' fees.

         This Note shall be governed by, and construed, enforced and interpreted in accordance with, the laws of the State of California, excluding conflict of laws principles that would cause the application of laws of any other jurisdiction.

                                         Signed /s/ Richard B. Hollis
                                                -----------------------------
                                                Richard B. Hollis